Exhibit 99.1


                                                        News Release
                                                        FOR IMMEDIATE RELEASE

Contacts:   Chuck Coppa, CFO or Bob Davis, CEO
            GreenMan Technologies, 781/224-2411

              GreenMan Technologies, Inc. Announces Conference Call
                        To Discuss First Quarter Results


      LYNNFIELD, Massachusetts - February 13, 2004 -- GreenMan Technologies, Inc. (AMEX: GRN) today announced that it will hold a conference call on Wednesday, February 18, 2004 at 1PM (Eastern Time) to discuss the results for its first quarter ended December 31, 2003. In addition, management will specifically address positive actions that have been taken and are currently being taken to address the going concern opinion issued by the company's auditors on the September 30, 2003 audited financial statements. To participate please call 1-800-937-6563 and ask for the GreenMan call.








"Safe Harbor" Statement: Under the Private Securities Litigation Reform Act

With the exception of the historical information contained in this news release, the matters described herein contain `forward-looking' statements that involve risk and uncertainties that may individually or collectively impact the matters herein described, including but not limited to product acceptance, economic, competitive, governmental, results of litigation, technological and/or other factors outside the control of the Company, which are detailed from time to time in the Company's SEC reports, including the reports on Form 10-KSB for the fiscal year ended September 30, 2003. The Company disclaims any intent or obligation to update these "forward-looking" statements.